EXHIBIT 23



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Maxwell Technologies, Inc. Restricted Stock Incentive Plan of our report dated September 27, 1996, with respect to the financial statements of Maxwell Technologies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1996, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP

                                                      ERNST & YOUNG LLP

San Diego, California
May 30, 1997